Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated January 22, 2007, relating to the consolidated financial statements of Ecoland International, Inc. and subsidiaries.

We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

/s/ Moore and Associates Chartered

MOORE AND ASSOCIATES CHARTERED
Certified Public Accountants

Las Vegas, Nevada
January 23, 2007